Exhibit 10.1

AMENDMENT NUMBER ONE TO

WARRANT AGREEMENT

This Amendment Number One to the Warrant Agreement (the “Amendment”) is dated as of June 4, 2004 by and between Action Products International, Inc., a Florida corporation (the “Company”), and Registrar and Transfer Company, as Warrant Agent (the “Warrant Agent”).

WHEREAS, the Company and the Warrant Agent entered into a Warrant Agreement (the “Agreement”) dated June 12, 2003; and

WHEREAS, each record holder of the Company’s common stock, $0.001 par value (the “Common Stock”), on the record date of June 12, 2003 (the “Record Date”), received one (1) warrant (a “Warrant”) to purchase an additional share of the Company’s Common Stock for each one (1) share of Common Stock held on the Record Date at an exercise price as determined herein; and

WHEREAS, the Warrants were exercisable until June 11, 2004, unless earlier redeemed as provided in the Agreement; and

WHEREAS, the Company approved extending the expiration date to June 9, 2006, unless earlier redeemed as provided in the Agreement; and

WHEREAS, the Company and the Warrant Agent desire to amend Agreement as set forth herein

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of amending the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto amend the Agreement as follows:

1. The following definitions under Section 1 of the Agreement are hereby amended to read as follows:

“Exercise Price” shall mean $2.00 per share of Common Stock, if the Exercise Date is after the Effective Date but on or before June 9, 2006 subject to modification and adjustment as provided in Section 8.

“Expiration Date” shall mean, unless the Warrants are redeemed as provided in Section 9 hereof prior to such date, 5:00 p.m. (Eastern time) on June 9, 2006.

2. All outstanding warrant certificates, the form of which is annexed to the Agreement, shall be deemed to be amended to reflect the foregoing Section 1 of this Amendment.

3. Section 13 of the Agreement is hereby amended to read as follows:

13. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or five days after mailed first-class postage prepaid, or upon receipt when sent by facsimile, with confirmation received, if to the

Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company at:

Action Products International, Inc.

1101 N. Keller Road, Suite E

Orlando, Florida 32810

Attn: Ronald S. Kaplan

With a copy to:

Tarter Krinsky & Drogin LLP

470 Park Avenue South, 14th Floor

New York, New York 10016

Attn: James G. Smith, Esq.

4. Except as specifically provided herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ RONALD S. KAPLAN
Ronald S. Kaplan
Chief Executive Officer

REGISTRAR AND TRANSFER COMPANY

By:	/s/ WILLIAM P. TATLER
Name:	William P. Tatler
Title:	Vice President

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